EXHIBIT 11

                                   GATEWAY BANCSHARES, INC.
               CONSOLIDATED STATEMENT RE COMPUTATION OF EARNINGS PERSHARE
                                          (unaudited)


The following tabulation presents the calculation of basic and diluted earnings per common share for the three- and six-month periods ended June 30, 2004 and 2003.


                                                      Three Months Ended    Six Months Ended
                                                     --------------------  --------------------
                                                     June 30,   June 30,   June 30,   June 30,
                                                       2004       2003       2004       2003
                                                     ---------  ---------  ---------  ---------
Basic net income                                     $ 519,133  $ 344,824  $ 961,781  $ 736,005
                                                     =========  =========  =========  =========

Basic earnings on common shares                      $ 519,133  $ 344,824  $ 961,781  $ 736,005
                                                     =========  =========  =========  =========

Weighted average common shares outstanding, basic      652,638    681,461    652,638    681,608
                                                     =========  =========  =========  =========

Basic earnings per common share                      $    0.80  $    0.51  $    1.47  $    1.08
                                                     =========  =========  =========  =========

Basic net income per common share                    $    0.80  $    0.51  $    1.47  $    1.08
                                                     =========  =========  =========  =========

Diluted net income                                   $ 519,133  $ 344,824  $ 961,781  $ 736,005
                                                     =========  =========  =========  =========

Diluted earnings on common shares                    $ 519,133  $ 344,824  $ 961,781  $ 736,005
                                                     =========  =========  =========  =========

Weighted average common shares outstanding, diluted    725,175    707,258    725,175    720,789
                                                     =========  =========  =========  =========

Diluted earnings per common share                    $    0.72  $    0.49  $    1.33  $    1.02
                                                     =========  =========  =========  =========

Diluted net income per common share                  $    0.72  $    0.49  $    1.33  $    1.02
                                                     =========  =========  =========  =========


                                      -20-
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